EXHIBIT 1.1

AMENDED AND RESTATED
ASSET PURCHASE AND SALE AGREEMENT  BETWEEN
TRINITY SPRINGS LTD. AS SELLER AND
Z3 ENTERPRISES, INC. AS BUYER
EFFECTIVE JANUARY 26, 2011

Effective January 26, 2011 (“Effective Date”), Trinity Springs Ltd. and Z3 Enterprises, Inc. agree as follows:

PURPOSE AND PARTIES.

Purpose.  Buyer intends to acquire all the assets and a few of the liabilities of Seller in an asset purchase and sale (“Transaction”) as set forth in this “Amended and Restated Asset Purchase and Sale Agreement Between Trinity Springs Ltd. as Seller and Z3 Enterprises, Inc. as Buyer, Effective January 26, 2011” (“Restated Purchase Agreement”).  Prior to the Closing (as described in Article 7), Buyer shall place in the trust account of Disbursing Agent (as identified in Section 2.5) certain funds and Disbursing Agent shall hold and distribute such funds in accordance with the terms of the Restated Disbursing Agreement (as identified in Section 2.5) and this Restated Purchase Agreement.  Prior to and upon Closing, Seller will pay all creditors of Seller in full satisfaction of Seller’s obligations to such creditors.  At Closing, Seller will receive payment and will transfer property to Buyer.  After the Closing of the Transaction and after payment of Seller’s creditors, Seller intends to liquidate and distribute the remaining proceeds of the Transaction to Seller’s shareholders.

Seller.  Trinity Springs Ltd., also known as Crystal Paradise Holdings, Inc., is an Idaho corporation (“Seller”), with an office address of 28 Thomas Grove, Pittsford, New York 14534. Seller is in the business of bottling and selling premium water from Seller’s facility in Paradise, Idaho (“Business”).

Buyer.  Buyer is Z3 Enterprises, Inc., a Nevada corporation located at 2831 St. Rose Parkway, Suite 204, Henderson, Nevada 89052 (“Buyer”).

Successors and Assigns.  Subject to any express provisions in this Agreement regarding restrictions on transfers or assignments, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

PURCHASE AND SALE.

Transfer and Assumption.  At the Closing described in Article 7, and subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase, take delivery, take assignment, and assume from Seller: (i) all tangible and intangible assets, claims, and other properties of Seller used in the Business, including without limitation those assets specifically identified in Section 3.1, and excepting only those assets specifically identified in Section 3.3 as retained by Seller (“Assets”), and (ii) certain liabilities of the Business specifically identified in Section 3.2, and excepting all other liabilities, including without limitation those liabilities specifically identified in Section 3.4 as retained by Seller (“Liabilities”).

Possession.  Seller shall deliver actual possession of the Assets (identified in Section 3.1) and certain Liabilities (identified in Section 3.2) to Buyer at Closing.  The Assets will be delivered at Closing free and clear as set forth in Section 4.5, and Seller Debts (including without limitation harmful Seller Debts) will be paid as set forth in Section 2.6.  Commencing with the Effective Date and prior to Closing, Buyer shall have the access rights set forth in Section 4.12.

Purchase Price.  At the Closing, the purchase price (“Purchase Price”) to be paid by Buyer to Seller pursuant to this Agreement is $18,600,000.00.

Form of Payment.  The Purchase Price shall be paid by Buyer as follows:

Credit for Exclusive Negotiation Period Payment.  Pursuant to the “Exclusive Negotiation Period Agreement” effective December 3, 2010, Buyer has paid to Seller the nonrefundable amount of $100,000.00 for an exclusive period of negotiation ending December 23, 2010.  Pursuant to the terms of the Exclusive Negotiation Period Agreement, Buyer shall be credited the amount of $100,000.00 at Closing.  A copy of the “Exclusive Negotiation Period Agreement” is attached as Schedule 2.4.1.

Credit for Payment of Seller Debts.  Pursuant to Section 2.6, Buyer may pay Seller Debts prior to Closing.  For Seller Debts paid prior to Closing, Buyer will be credited at Closing with the amount legally due to creditor from Seller as set forth in Section 2.6.3.

Credit for Deposit of Cash for Closing.  On or before February 26, 2011 (which is the next business day following the thirtieth (30th) day after the Effective Date), Buyer shall deposit the remaining amount of the Purchase Price in immediately available funds with the Disbursing Agent.  The amount to be deposited (“Cash for Closing”) shall equal (i) $18,600,000.00 minus (ii) $100,000.00 previously paid pursuant to Section 2.4.1 and minus (ii) the amount of the credit granted to Buyer for payment of Seller Debts prior to Closing pursuant to Section 2.6.  Conditioned upon Disbursing Agent’s receipt of the Cash for Closing, Buyer shall be credited at Closing with the amount of the Cash for Closing.  All of the Cash for Closing must be deposited before Seller will provide notice to Seller’s shareholders of the shareholder meeting to approve the Restated Purchase Agreement and Transaction and as a condition of the board of directors of Seller recommending that Seller’s shareholders approve the Restated Purchase Agreement and Transaction.

Disbursing Agent.  All funds identified in Section 2.4.3 and 2.6 shall be received by, and disbursed by, Hawley Troxell Ennis & Hawley LLP, as disbursing agent (“Disbursing Agent”), pursuant to the “Amended and Restated Disbursing Agreement Between Trinity Springs Ltd. as Seller, Z3 Enterprises, Inc. as Buyer, and Hawley Troxell Ennis & Hawley LLP as Disbursing Agent, Effective January 26, 2011” (“Restated Disbursing Agreement”) and signed concurrently with this Restated Purchase Agreement.  A copy of the Restated Disbursing Agreement is attached as Schedule 2.5.

Payment of Seller Debts.

Identification and Settlement of Certain Seller Debts.  From time to time after the Effective Date, Seller and Buyer will mutually identify those creditors of Seller  that exist as of the Effective Date or that arise after the Effective Date and before Closing (“Seller Debts”) that may cause harm or damage to Seller if the Seller Debt is not paid prior to Closing.  Buyer will promptly settle the particular Seller Debt in such a manner that the particular Seller Debt will not cause harm or damage to Seller and obtain releases in a form satisfactory to Seller.  As of the Effective Date and unless otherwise agreed, Seller Debts in the form of a judgment against Seller are mutually identified as harmful and damaging to Seller, and shall be promptly settled by Buyer.

Lien for Amounts Paid to Settle Seller Debts.  Seller shall grant Buyer a lien on Seller’s Real Property, Equipment and Water Rights in the amount equal to the amount actually used to pay Seller Debts prior to Closing (“Debt Payment Amount”).  Additional procedures to pay Seller Debts and determine the Debt Payment Amount are set forth in the Restated Disbursing Agreement.  A copy of the form of the “Promissory Note” evidencing the Debt Payment Amount and other terms is attached as Schedule 2.6(a), and the copy of the form of the “Mortgage, Security Agreement and Fixture Filing” evidencing the terms and conditions of the lien is attached as Schedule 2.6(b).

Amount of Credit for Full Payment of Seller Debts.  For all Seller Debts that are paid in full by Buyer prior to Closing, Buyer shall receive a credit toward the Purchase Price in an amount that equals the actual amount legally due from Seller to each particular creditor of Seller on the date of the full settlement of the particular Seller Debt, regardless of the actual amount paid to settle the Seller Debt. Therefore, (i) if a premium above the actual amount legally due to the creditor is paid to fully settle a Seller Debt, then Buyer will not receive a credit for the amount of the premium, and (ii) if the amount paid is discounted below the actual amount legally due to the creditor to fully settle a Seller Debt prior to Closing, then Buyer will and Seller will not receive the benefit of the discount.

Amount of Credit for Partial Payment of Seller Debts.  For a Seller Debt that is only partially paid by Buyer prior to Closing, Buyer shall receive a credit toward the Purchase Price in an amount that equals the actual amount that was credited toward the amount legally due from Seller to a particular creditor of Seller on the date of the partial payment. Therefore, (i) if Buyer makes a partial payment that reduces the principal amount due from Seller to creditor, then Buyer will receive a credit toward the Purchase Price of the amount of the principal reduction, and (ii) if Buyer makes a partial payment that does not reduce the amount legally due from Seller to creditor, then Buyer will not receive a credit toward the Purchase Price of the amount paid.

Payment of Taxes.  Buyer shall pay all Idaho state sales or use taxes arising out of the transfer of the Assets or Liabilities by Seller.  Except for the taxes expressly assumed by Buyer, Buyer shall have no liability with respect to any Idaho state excise taxes, property taxes or other taxes imposed with respect to the Assets, Liabilities, or the operations of the Business for any period prior to the Closing.

Conveyance of Title.

Real Property.  Title to the Real Property shall be conveyed by a Special Warranty Deed in the form attached as Schedule 2.8.1.  Title to the Real Property shall be marketable and insurable and shall be free and clear of all liens, encumbrances, and restrictions, exclusive of (i) real property taxes for the current year which are not due and payable on or before Closing, (ii) liens, encumbrances, and conditions accepted in writing by the Buyer, (iii) easements, patent reservations, covenants and restrictions of record, and charges and assessments relating to such easements, patent reservations and covenants and restrictions of record, (iv) covenants of the Paradise Homeowners Association, (v) assessments of the Paradise Homeowners Association that accrue after Closing, and (vi) obligations imposed by statute, regulation or ordinance.

Personal Property, Water Rights, and Other Assets.  Title to the personal property, water rights and other Assets and Liabilities shall be conveyed by bills of sale, motor vehicle titles, assignments, and other instruments of transfer in the form that is reasonable and customary.  The bill of sale and assignment shall be in the form attached as Schedule 2.8.2.  Unless expressly stated otherwise, title to the Assets and Liabilities (i) shall be marketable in Buyer, (ii) shall be conveyed free and clear of all covenants, conditions, equitable interests, liens, options, pledges, security interests, rights of first refusal, encumbrances, and restrictions of any kind, and (iii) shall be conveyed with all restrictions, limitations, qualifications and conditions applicable to all water rights, water permits, water contracts and related assets.

Title Insurance.

Commitment.  Upon payment by Buyer of the initial Seller Debt prior to Closing pursuant to Section 2.6.1, Seller shall order a Commitment for Title Insurance for standard coverage (“Commitment”) and issued by a title insurance company licensed in the State of Idaho (“Title Company”), covering the Real Property.

Exceptions.  Buyer shall, within five (5) days of Buyer’s receipt of the Commitment, advise Seller in writing of any exceptions or matters shown which are not acceptable to Buyer.  Buyer need not object to and Seller shall remove at or before Closing all liens which can be satisfied by the payment of money including any existing mortgages or deeds of trust, any judgment lien, any lien for taxes that are then due and payable, and all assessments then due and payable.  Buyer shall accept the standard exceptions and other exceptions identified in Section 2.8.1.  Seller shall use reasonable efforts to remove or cure any matters for which Buyer objects.  In the event Seller will not or cannot remove those matters that Buyer objects, Buyer may terminate this Agreement, and neither Buyer nor Seller shall have any further obligation arising from this Agreement, except as set forth in Section 7.7.

Policy.  At Closing, Title Company shall be prepared to issue to Buyer a standard coverage owner’s policy of title insurance in the amount that Seller and Buyer mutually allocate to the Real Property insuring fee simple title in Buyer as of Closing, subject only to the (i) exceptions approved by Buyer and (ii) exceptions set forth in Section 2.9.2 (“Title Policy”).  Seller shall pay the premium for the standard coverage owner’s Title Policy.  Buyer shall pay the premium for any endorsements or any other type of title insurance policy.

Real Property Survey.  If required by the Buyer for Buyer’s purposes, or Title Company for purposes of issuing title insurance, Buyer shall obtain at Buyer’s sole cost a certified survey of the Real Property by a registered surveyor licensed by the state of the Real Property’s location.

Risk of Loss.  Until Closing, Seller shall assume all risk of loss or damage with respect to the Assets and Liabilities.  In the event of any loss or damage to all or any part of the Assets or Liabilities, Buyer shall have the right to (i) terminate this Restated Purchase Agreement, in which event each party shall be fully released and discharged from any further obligations under this Agreement, (ii) close the Transaction and the Purchase Price will be adjusted by an amount which Buyer and Seller mutually agree, or (iii) close the Transaction and elect to receive all insurance proceeds paid or payable by reason of the loss or damage.

Prorated Items.  The following items shall be prorated as of Closing:  (i) insurance premiums for insurance purchased by Seller and retained by Buyer, if any; (ii) taxes, assessments and related charges relating to the property; (iii) long term water contracts; and (iv) interest and reserves on liens, encumbrances, and obligations, if any, expressly assumed in writing by Buyer.

ASSETS AND LIABILITIES

INCLUDED IN AND EXCLUDED FROM SALE.

Transfer of Assets.  Unless otherwise excluded by this Agreement, the Assets purchased by Buyer expressly include all the assets, properties and rights of Seller relating to the Business, of every type and condition, real, personal and mixed, tangible and intangible, fixed and unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, wherever located and whether or not reflected on the books and records of Seller, including without limitation the following:

Equipment, Furniture and Fixtures.  All tangible personal property owned by or leased to Seller located in or used in connection with the Business, including without limitation, furniture, fixtures, trade fixtures, equipment, office equipment, computer equipment, computer systems, furnishings, machinery, tenant improvements, security equipment, communications equipment, equipment operation manuals, and manufacturer’s warranties and guarantees, if any (“Equipment”).  The Equipment is identified on Schedule 3.1.1.

Real Property.  The real property described in Schedule 3.1.2, together with the building, fixtures, and other improvements located on the real property (“Real Property”).

Water Rights.  All water rights, water permits, and water contracts (“Water Rights”).  The Water Rights are described on Schedule 3.1.3.

Contracts.  All rights related to contracts, agreements, options and commitments related to the Business (“Contracts”).  The Contracts are identified on Schedule 3.1.4.

Prepaid Expenses.  Deposits with Seller’s vendors, prepaid insurance covering Seller, prepaid items, prepaid expenses, and similar amounts paid by Seller to other vendors of services or goods for which Seller has not received services or goods in return.  The prepaid expenses are set forth on Schedule 3.1.5.

Accounts Receivables.  All accounts receivable, work-in-progress, promissory notes, and other amounts owed to Seller and arising in the ordinary course of business (“Receivables”).  The Receivables are described on Schedule 3.1.6.

Business Records.  All financial records, operations records, customer records, customer lists, vendor lists, price lists, operations manuals, personnel records, and all other records, files, memoranda, sketches, bids, contracts, and other documents relating to the Business (“Business Records”).  The Business Records do not include the Corporate Records.  Seller has the right to retain copies of Business Records and the right to access, inspect and copy Business Records after Closing.

Inventory.  All items included as “inventory” on the Business Records of the Business, all janitorial and office supplies, and all other operating supplies, including without limitation those items described on Schedule 3.1.8 (“Inventory”).

Government Licenses and Permits.  All licenses or permits issued by any government authority and all accreditations used in operation of the Business, including without limitation the items described on Schedule 3.1.9, to the extent the licenses, permits and accreditations may be transferred to Buyer.

Intellectual Property.  All trade marks, service marks, copyrights, any applications therefor, all rights held by Seller to the name “Trinity Springs,” logos, symbols, business manuals or policies created by Seller, and tangible or intangible material created by Seller and that are used by Seller (“Intellectual Property”).  Schedule 3.1.10 lists: (i) all of Seller’s copyrights, trademarks, and any applications therefor, (ii) all of Seller’s logos and graphics that identify the Business, and (iii) all licenses, sublicenses, and other agreements (other than license agreements for prepackaged, commercially available computer software) to which Seller is a party and pursuant to which Seller or any other person is authorized to use any of the Intellectual Property or other trade secrets of Seller.

Proprietary Information.  All rights of Seller in Seller’s Proprietary Information.  “Proprietary Information” means all information, data, software and materials (whether contained in documents, electronic media or other forms) relating to or used by the Business, including without limitation, information about Seller’s water, procedures, inventions, expertise, customer lists, potential customer lists, customer data, financial data, vendors, marketing plans, and trade secrets.

Goodwill.  All rights of Seller in the favorable consideration which Seller has in the minds of the public, the reasonable expectation that Seller will be preferred by existing and potential customers, and the advantage and benefit that existing and potential customers will patronize Seller (“Goodwill”).

Rights Arising From Assumed Obligations.  All rights of Seller arising under or relating to the obligations expressly assumed by Buyer at Closing pursuant to Section 3.2.

Tangible and Intangible Personal Property.  All other tangible and intangible personal property owned by Seller and used in the Business.

Assumption of Liabilities.  The Liabilities assumed by Buyer include only the following:

Contracts, Water Rights, and Government Permits and Agreements.  All liabilities and obligations related to Contracts, Water Rights, and government licenses, permits and agreements.  The payments, installment payments, monthly payments and other liabilities related to Contracts, Water Rights, and government licenses and permits shall be paid current by Seller up to and including Closing, and shall be the obligation and liability of Buyer after Closing.

Obligations Arising From Transferred Assets.  All obligations of Seller arising under or relating to the Assets transferred to Buyer at Closing pursuant to Section 3.1, including without limitation the obligations relating to the Real Property identified in Section 2.9.2.

Scheduled Liabilities.  The items listed on Schedule 3.2.3.  Seller has disclosed on Schedule 3.2.3 all liabilities that to the actual knowledge of Seller are or may be assessed against or become a charge against the Assets.  If a liability that is or may be assessed against or become a charge against an Asset is not disclosed on Schedule 3.2.3 or otherwise identified in this Section 3.2, then the liability is nevertheless an assumed liability for purposes of this Restated Purchase Agreement as part of the Buyer’s purchase of the Asset, shall be assumed by Buyer, and shall be retained by, and be the sole and exclusive obligation of, Buyer following Closing.

Retained Assets.  The Assets to be transferred to Buyer at Closing do not include the Assets identified in this Section (“Retained Assets”).  Except as set forth in this Section or otherwise expressly provided in this Agreement, Buyer shall acquire all other assets and properties of Seller that relate to the Business, including items which have been expensed or fully depreciated:

Cash.  Cash or cash equivalents, including checking, savings and other accounts related to the Business.

Personal Use Property.  Personal property of the Seller or other individuals, including personal photographs, awards, certificates, and similar property (“Personal Use Property”).  The Personal Use Property is identified on Schedule 3.3.2.

Shareholder and Corporate Records.  All records relating to shareholders, share ownership, corporate affairs, litigation, prior transactions, investments, tax returns and tax-related documents, and other documents that do not relate to the operation of the Business (“Corporate Records”).

Retained Liabilities.  Buyer does not assume and shall not be deemed to have assumed, and Seller shall remain solely responsible following Closing for, any liability not expressly described in Section 3.2 (“Retained Liabilities”).  The Retained Liabilities include without limitation the following:

Seller Debts.  All Seller Debts.

Shareholder Liabilities.  All liabilities and obligations relating to Seller’s shareholders, officers and directors.

Employment Liabilities.  Any liability for employment compensation, including (i) federal, state and local income, withholding, trust fund or other employment related taxes, (ii) wages and salaries, (iii) commissions, (iv) incentives, overtime or bonuses, (v) compensatory time, (vi) pension plan, investment plan, profit sharing plan or other plan contributions, (vii) medical insurance premiums, (viii) medical benefits, (ix) vacation time, (x) sick leave, (xi) holiday pay, (xii) penalties, fines or payments related to any cash or non-cash employment benefits or compensation, (xiii) any Employee Benefit Plan as defined in Section 4.10, and any liability or obligation of Seller for or under any Employee Benefit Plan, (xiv) workers compensation, (xv) severance, (xvi) unemployment, and (xvii)  any other obligations related to cash or non-cash employment benefits or compensation.

Taxes and Tax Compliance.  Any liability or obligation of Seller arising prior, on or after the Effective Date relating to (i) federal, state and local taxes, including income, sales or use, property, service or other taxes, and (ii) compliance with federal, state and local tax rules and regulations, including the obligation to prepare, report or file payroll, income, excise, sales, social security, trust fund, unemployment, withholding, property or other notices, forms, reports or documents.

Transaction Taxes.  Any liability or obligation relating to income or excise taxes arising from, related to, or caused by the Transaction.  As set forth in Section 2.7, Buyer is responsible for sales and use taxes arising from, related to, or caused by the Transaction.

Litigation and Judgments.  Any litigation, arbitration or mediation, and any amounts payable to resolve disputes, if any, including without limitation judgments, settlements, arbitration, or mediation.

Unscheduled Liabilities.  Seller will timely pay all other liabilities of the Business not expressly scheduled as part of this Agreement and not assumed by Buyer, including, without limitation, (i) liabilities incurred by Seller from the Effective Date to Closing and (ii) liabilities not identified in Section 3.2.3 or not listed on Schedule 3.2.3.

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF SELLER

 Seller represents, warrants, and covenants to Buyer as of the Effective Date and as of Closing as follows:

Organization, Good Standing, and Qualification.  Seller is an Idaho for-profit corporation, duly organized, validly existing, and in good standing under the laws of the State of Idaho.  Seller has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased, or operated.

Authority to Contract.  The execution and delivery of this Restated Purchase Agreement by Seller will not, with the passage of time, the giving of notice, or otherwise, (i) cause Seller to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which Seller is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which Seller is a party.  The approval or consent of no person, firm, or other entity other than Seller’s board of directors and shareholders is required to be obtained by Seller for the execution, delivery, and consummation of this Restated Purchase Agreement by Seller.

No Limit on Authority.  The execution, delivery, and consummation of this Restated Purchase Agreement by Seller will not, with the passage of time, the giving of notice, or otherwise, (i) cause Seller to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which Seller is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which Seller is a party.  There are no restrictions in the articles of incorporation, bylaws, minutes, share certificates, shareholder agreements, indenture, credit agreements, or other agreements limiting the right or power of Seller to enter this Restated Purchase Agreement.  No approval or consent of any person, firm, or other entity other than Seller’s board of directors and shareholders is required to be obtained by Seller for the execution, delivery, and consummation of this Restated Purchase Agreement by Seller.

Board of Director and Shareholder Approval.  Prior to Closing, Seller will obtain all board of director and shareholder approvals and consents required under the Idaho Business Corporation Act, Idaho Code § 30-1-101 et seq. (“IBCA”) and Seller’s articles of incorporation and bylaws to consummate this Restated Purchase Agreement and Transaction.

Clear Title to Assets.  Except as set forth on Schedule 4.5 or Section 2.9.2, as of Closing Seller has good and marketable title to the Assets and Liabilities, free and clear of all mortgages, pledges, security interests, liens and encumbrances.

Condition of Assets.  The Assets were recovered by Buyer in May 2009, and the Business and Assets have not been regularly operating since about March 2006.  The Assets will require maintenance and repair to restart operations.  All of the Assets are sold “as is” and “where is”, with all latent and patent defects.  Seller makes no warranties either express or implied regarding merchantability, fitness for a particular purpose or otherwise, except (i) title conveyed is good and transfer rightful, and (ii) the Assets and Liabilities are conveyed free of any security interest, lien or encumbrance except as set forth in Section 4.5.

Intellectual Property.  Seller owns or has the right to exercise all rights necessary in the Intellectual Property to carry out Seller’s anticipated activities.  Seller is not in violation of any license, sublicense, or agreement to which Seller is a party or bound pertaining to the Intellectual Property.  Seller has no knowledge of any claims relating to the Intellectual Property (i) that have been asserted against Seller or (ii) are threatened by any person against Seller.  Seller has no knowledge of any valid grounds for any bona fide claims.

Hazardous Material.  Except as disclosed on Schedule 4.8:

No Hazardous Material Use.  To Seller’s knowledge, since May 1, 2009, no one has caused or permitted any Hazardous Material to be generated upon, transported to, stored, disposed, released or used in or about the Real Property except as incidental to Seller’s permitted use of the Real Property and only in quantities that are less than the quantities that are required to be reported to governmental or other authorities under applicable law or regulations.

No Claims or Notices.  Seller has not received from any governmental entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that Seller is or may be: (i) potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material; (ii) potentially liable for damage to persons, property, or natural resources in connection with any Hazardous Material; or (iii) in violation of any Environmental Laws.

No Investigations.  To Seller’s knowledge, since May 1, 2009, there have been no environmental investigations, studies, audits, samples, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos or PCBs at any of the Real Property.

Hazardous Material Definition.  The phrase “Hazardous Material” means any substance, material or waste of which the generation, manufacture, use, storage or disposal is or becomes regulated by any federal, state or local governmental authority or political subdivision for the purpose of protecting human health or the environment.  The phrase “Hazardous Material” includes, without limitation, any material or substance that is (i) defined as a hazardous substance, waste or material under applicable Environmental Laws, (ii) petroleum products, (iii) asbestos, (iv) polychlorinated biphenyl (“PCB”), or (v) regulated under the Federal Water Pollution Control Act, Solid Waste Disposal Act, Resource Conservation Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act, Toxic Substance Control Act, Federal Insecticide, Fungicide and Rodenticide Act, Emergency Planning and Community Right to Know Act, Clean Air Act, Safe Water Drinking Act, any act regulating nuclear materials, all amendments to any of the acts, all rules and regulations promulgated under any of the acts, and any state or local law, rule or regulation regulating the same general subject matter as the federal acts.

Environmental Laws Definition.  The phrase “Environmental Laws” means any federal, state or local law, statute, ordinance, regulation, permit or order pertaining to health, industrial hygiene, environmental conditions or Hazardous Materials, and including any statutes identified in Section 4.8.4.

No Employees.  The Seller does not have any employees and has not had any employees at any point during the five years immediately prior to the Effective Date.

No Employee Benefit Plans.  The Seller does not maintain any group health insurance, group life insurance, medical, § 401(k), profit sharing, defined benefit, pension, cafeteria, SIMPLE, SEP, Seller-sponsored IRA or any other employee benefit plan (“Employee Benefit Plan”).

Operations.  The Seller does not maintain any operations and has not maintained any operations at any point during the five years immediately prior to the Effective Date.

Access to Business.  Commencing on the Effective Date and ending at the earlier of Closing or termination of this Restated Purchase Agreement (as set forth in

Article 7), Buyer and Buyer’s authorized representatives shall have access to the Real Property, Equipment and Business, and to Seller’s books and records relating to the Business, during business hours and upon reasonable advance notice to Seller for the purpose of (i) inspecting the Real Property and Equipment, (ii) installing, repairing, maintaining and testing equipment, (iii) installing, repairing, maintaining and testing communication lines and facilities, (iv) showing the Real Property and Equipment to Buyer’s customers and potential customers, and (v) entering into distribution or other contracts (as long as the contracts do not legally bind Seller).  Access may be affected by adverse weather and road conditions that are outside of the control of Seller.

Change of Name.  Seller shall change its name from Trinity Springs Ltd. to another name that shall not be confused with or be similar to the name of “Trinity Springs” or Buyer.

Brokers or Finders.  Seller has employed Westwater Resources doing business as WaterBank® and William Turner (“Seller’s Broker”) as a broker and has incurred liability to Seller’s Broker for brokerage fees and commissions in connection with the Transaction.  Seller will pay Seller’s Broker at Closing.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

Buyer represents, warrants and covenants to Seller as of the Effective Date and as of Closing as follows:

Organization, Good Standing, and Qualification.  Buyer is a Nevada corporation duly organized, validly existing, and in good standing under Nevada law and is a duly registered Idaho foreign corporation.  Buyer has full power and authority to carry on its business as now conducted and to own, lease, and operate its properties.  Buyer is qualified to do business and is in good standing in Idaho.

Authority to Contract.  Buyer has the full right, power, and authority to execute, deliver, and perform the terms of this Restated Purchase Agreement and all documents and agreements necessary to give effect to the provisions of this Restated Purchase Agreement.  The execution, delivery, and consummation of this Restated Purchase Agreement by Buyer was duly approved by the board of directors and, if necessary, shareholders of Buyer according to applicable law and the organic documents of Buyer.  Upon the execution and delivery of this Restated Purchase Agreement by Buyer, no further action will be necessary to make this Restated Purchase Agreement valid and binding upon Buyer according to its terms.

No Limit on Authority.  The execution, delivery, and consummation of this Restated Purchase Agreement by Buyer will not, with the passage of time, the giving of notice, or otherwise, (i) cause Buyer to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which Buyer is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which Buyer is a party.  There are no restrictions in the articles of incorporation, bylaws, minutes, indentures, credit agreements, or other agreements limiting the right or power of Buyer to enter this Restated Purchase Agreement.  No approval or consent of any person, firm, or other entity other than Buyer’s board of directors is required to be obtained by Buyer for the execution, delivery, and consummation of this Restated Purchase Agreement by Buyer.

Funding.  As of the Effective Date and thereafter until Closing, (i) Buyer has unconditional and immediate possession of, or unconditional and immediate access to, the amount of cash necessary to fund the Transaction; (ii) the cash is located in financial institutions which are located in the United States of America; and (iii) Buyer has obtained, or does not require, the approval or consent of any person, firm, bank, financial institution, government, regulator or otherwise to disburse the cash necessary to fund the Transaction.

Brokers or Finders.  Buyer has employed a broker or finder and incurred liability for brokerage fees, commissions or finder’s fees in connection with the Transaction.  Buyer shall directly pay Buyer’s broker or finder, and Buyer’s payment to Buyer’s broker or finder shall not (i) reduce or affect the Purchase Price, (ii) be a condition or event of Closing, (iii) delay or defer funding or Closing, or (iv) affect Closing.

CONDITIONS OF CLOSING.

Conditions to Buyer’s Obligation to Close.  The obligation of Buyer to close the Transaction is, at Buyer’s option, subject to the satisfaction of the following conditions and receipt of the following deliverables:

Representations and Warranties True.  The representations and warranties of Seller are true, complete, and accurate as of the Effective Date and as of Closing.

Covenants Performed.  Seller has performed all obligations, covenants, and agreements to be performed prior to Closing as set forth in this Restated Purchase Agreement.

Consents.  Buyer has received written consents and releases, in the form and content acceptable to Buyer, from all necessary or desired persons.

Execution and Certification of Resolutions of Board of Directors and Shareholders.  A duly adopted and certified copy of a resolutions of the board of directors and shareholders of Seller, approving the Transaction and authorizing the execution and delivery by Seller of this Restated Purchase Agreement and all other documents contemplated by this Restated Purchase Agreement.

Bring-Down Certificate.  A certificate (i) stating that all representations and warranties of Seller set forth in this Restated Purchase Agreement remain true and complete as of Closing and (ii) signed by the president of Seller, in the form attached as Schedule 6.1.5.

Updates to Disclosure Schedules.  If required, written updates to the Disclosures to this Restated Purchase Agreement and a certificate (i) stating that, as updated, the Disclosures are true and complete as of Closing and (ii) signed by the president of Seller, in the form attached as Schedule 6.1.6.

Real Property Title Policy.  The Title Company is prepared to issue a policy in accordance with the provisions of Section 2.9.

Removal of Encumbrances and Liens.  Unless permitted by this Agreement, Seller can transfer the Assets to Buyer free and clear of all encumbrances and liens.

Conditions to Seller’s Obligation to Close.  The obligation of Seller to close the Transaction is, at the option of Seller, subject to the satisfaction of the following conditions and receipt of the following deliverables:

Representations and Warranties True.  The representations and warranties of Buyer are true, complete, and accurate as of the Effective Date and as of Closing.

Covenants Performed.  Buyer has performed all obligations, covenants and agreements to be performed prior to Closing as set forth in this Restated Purchase Agreement, including without limitation (i) executing the Restated Disbursing Agreement in accordance with Section 2.5; (ii) timely paying Seller Debts pursuant to Section 2.6; or (iii) timely depositing the Cash for Closing pursuant to Section 2.4.3.

Execution and Certification of Resolutions of Board of Directors and Shareholders.  A duly adopted and certified copy of a resolutions of the board of directors and, if necessary, shareholders of Buyer, approving the Transaction and authorizing the execution and delivery by Buyer of this Restated Purchase Agreement and all other documents contemplated by this Restated Purchase Agreement.

Shareholder Approval.  Seller’s shareholders have approved this Restated Purchase Agreement and the Transaction.

Waiver of Conditions.  Buyer may waive, as a condition precedent to Closing, compliance with the conditions set forth in Section 6.1 above.  Seller may waive, as a condition precedent to Closing, compliance with the conditions set forth in Section 6.2 above.  Waiver of compliance for purposes of Closing shall not waive or diminish any right of the waiving party to recover damages or enforce other available rights by reason of noncompliance by the other party with any representation, warranties, or covenants of other party set forth in this Restated Purchase Agreement.

CLOSING AND TERMINATION.

Closing Agent.  The Closing Agent for this Restated Purchase Agreement shall be the Disbursing Agent.  Seller shall pay the Disbursing Agent’s costs and expenses.

Date, Time, and Place of Shareholder Meeting.  The meeting for Seller’s shareholders to consider the Restated Purchase Agreement and Transaction shall be the next business day that is fifteen (15) days after the date that Buyer deposits the Cash for Closing pursuant to Section 2.4.3.  The shareholder meeting shall be at 11:00 a.m. local time in Boise, Idaho.  Seller may, with the consent of Buyer, adjust the date, time and place of the shareholders’ meeting.

Date, Time and Place of Closing.  The Closing shall occur at the Disbursing Agent’s offices in Boise, Idaho on the next business day following the date of the meeting of Seller’s shareholders (as scheduled pursuant to Section 7.2), at 10:00 a.m. local time, or such other date, time and place as mutually agreed (the “Closing”).  The Closing shall be effective as of 12:01 A.M. on the day of Closing.  At the Closing, Seller shall receive the Purchase Price as provided in this Restated Purchase Agreement and Seller shall take or shall cause to be taken all actions as may be required to put Buyer into full possession of all the Assets and Liabilities.

Extension of Closing.  The parties intend that the Closing occur no later than the forty-sixth (46th) day following the Effective Date.  However, events may affect the timetable set forth in Sections 2.4.3 (relating to the date for the deposit of Cash for Closing), Section 7.2 (relating to the date of notice to Seller’s shareholders and the date of the shareholder meeting), or Section 7.3 (relating to the date of Closing).  Buyer may, at Buyer’s sole discretion, extend the (i) date for depositing the Cash for Closing (set forth in Section 2.4.3), (ii) date for notice to Seller’s shareholders (set forth in Section 7.2), (iii) date of the shareholder meeting (set forth in Section 7.2), or (iv) date of Closing (set forth in Section 7.3), by up to thirty (30) calendar days upon written notice to Seller and Seller’s counsel pursuant to Section 9.3.  For each day of extension, the Purchase Price shall increase by $1,500.00.

Documents Delivered At and After Closing.  Buyer and Seller shall deliver all documents as may be required to consummate the Transaction contemplated by this Restated Purchase Agreement.  At any time after Closing, Buyer and Seller shall each execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by the other, and shall take any other action consistent with the terms of this Restated Purchase Agreement that may reasonably be requested by the other for the purpose of consummating the Transaction contemplated by this Restated Purchase Agreement.

Lease and Deposits.  In the event that the Transaction does not Close solely because Seller’s shareholders fail to approve the Transaction and Restated Purchase Agreement (as set forth in Section 6.2.4) and all other conditions are performed, then Seller shall (i) refund to Buyer the funds deposited with the Disbursing Agent pursuant to Section 2.4.3 that were not used to pay Seller Debts, (ii) reaffirm the “Promissory Note” and “Mortgage, Security Agreement and Fixture Filing” identified in Section 2.6, and (iii) lease to Buyer the Real Property, Water Rights and Equipment pursuant to the “Commercial Lease.”  The form of the “Commercial Lease” that sets forth the terms and conditions of the lease is attached as Schedule 7.6.

Termination.  Notwithstanding anything to the contrary in this Restated Purchase Agreement, this Restated Purchase Agreement may be immediately terminated and the Transaction abandoned at any time prior to Closing (i) by mutual written consent of the parties to this Restated Purchase Agreement; (ii) by Buyer or Seller if the Closing does not occur on or prior to March 31, 2011, so long as the party seeking termination pursuant to this clause is not in material breach of any of its representations, warranties, covenants, or agreements contained in this Restated Purchase Agreement; (iii) by Buyer or Seller if a Claim is not timely cured pursuant to Section 8.3; or (iv) by Seller pursuant to Section 8.5 if Buyer fails to (a) timely execute the Restated Disbursing Agreement in accordance with Section 2.5; (b) timely pay Seller Debts pursuant to Section 2.6; or (c) timely deposit the Cash for Closing pursuant to Section 2.4.3.  The termination of this Restated Purchase Agreement and Transaction pursuant to this Section 7.7 does not terminate the promissory note and mortgage (as identified in Section 2.6); the promissory note and mortgage continue in effect until paid pursuant to the terms and conditions of the promissory note and mortgage.

REMEDIES

Survival of Representations, Warranties, and Covenants.  The representations, warranties, and covenants by Buyer and Seller set forth in this Restated Purchase Agreement, including without limitation any representations, warranties, or covenants set forth in any Schedule or other writing delivered pursuant to this Restated Purchase Agreement, shall survive the Closing and shall be deemed to be material and to have been relied upon by Buyer and Seller.

Claim.  A “Claim” is to be broadly construed to include any (i) actual or alleged breach of any representation, warranty, covenant or obligation of a party under this Restated Purchase Agreement, (ii) any loss, harm or damage, including fees and costs incurred in responding to any government investigation or inquiry, incurred by a party arising from or related to this Restated Purchase Agreement or the Transaction, and (iii) any punitive damages, treble damages, interest, penalties, or attorney fees relating to this Restated Purchase Agreement.  A Claim includes without limitation Claims by third parties, government authorities, employees, and former employees.

Claim Notice and Cure Period.  In the event of a Claim, then the aggrieved party shall provide reasonable written notice to defaulting party of the breach.  From the date of notice the defaulting party shall have 30 days to cure the Claim.  If the Claim continues after the 30 day cure period, then the aggrieved party shall have all remedies provided by this Restated Purchase Agreement and by law.

Claim Resolution Procedure.  If a Claim arises, the parties shall first attempt to settle the Claim by direct discussions.  If the Claim cannot be settled by the parties by direct discussions, then the parties agree to endeavor to settle the Claim in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.  Thereafter, any unresolved controversy or Claim arising from or relating to this Restated Purchase Agreement or a breach of this Restated Purchase Agreement shall be resolved judicial proceedings.

Special Remedies for Failure to Fund.  The funding obligations of Buyer are known in advance, and the failure of Buyer to perform the funding obligations set forth in Section 2.4 will result in irreparable harm to Seller and are not subject to the claim notice, cure period or claim resolution procedures set forth in Sections 8.3 and 8.4.  Therefore, in addition to any other remedy or right of Seller may have (including rights and remedies at law or in equity, including without limitation recovery of damages), Seller has the right to immediately terminate this Restated Purchase Agreement pursuant to Section 7.7 without notice or cure, immediately sell or proceed to sell the Assets and Liabilities to another party, and immediately seek judicial resolution of any disputes if (i) Buyer does not timely execute the Restated Disbursing Agreement in accordance with Section 2.5; (ii) Buyer does not timely pay Seller Debts pursuant to Section 2.6; or (iii) Buyer does not timely deposit the Cash for Closing pursuant to Section 2.4.3.

Indemnification.  Each party to this Restated Purchase Agreement shall indemnify and hold harmless the other parties to this Restated Purchase Agreement for any Claim arising from or connected with a party’s breach of the representations and warranties set forth in this Restated Purchase Agreement.  If any party shall receive notice of any matter that may give rise to a Claim for which the party wants indemnification under this Section 8.6, then the party claiming indemnification shall promptly notify in writing each other party.  Any party that may be required to indemnify another party has the right to assume and conduct the defense of any claim with the party’s counsel of choice.  No party shall consent to the settlement of any claim, or the entry of any judgment on any claim, without the prior written consent of the other parties.

Attorney Fees and Costs.  If a dispute shall arise whether either party is in default under this Restated Purchase Agreement, the prevailing party shall be awarded reasonable attorney fees and costs in any suit, action or proceeding, including trial, arbitration, mediation, or appeal, as awarded by the court, arbiter or mediator.

Rights Cumulative.  Except as expressly provided in this Restated Purchase Agreement, and to the extent permitted by law, any remedies described in this Restated Purchase Agreement are cumulative and not alternative to any other remedies available at law or in equity.

Nonwaiver of Remedies.  The failure or neglect of a party to enforce any remedy available by reason of the failure of the other party to observe or perform a term or condition set forth in this Restated Purchase Agreement shall not constitute a waiver of the term or condition.  A waiver by a party (i) shall not affect any term or condition other than the one specified in the waiver, and (ii) shall waive a specified term or condition only for the time and in a manner specifically stated in the waiver.

Governing Law, Jurisdiction, and Venue.  This Restated Purchase Agreement shall be governed by Idaho law.  The state and federal courts of Idaho have jurisdiction, and venue for mediation, litigation, arbitration, and all other proceedings shall be located in Boise, Idaho.

GENERAL PROVISIONS

Press Releases.  No party to this Restated Purchase Agreement shall issue any press release or make any public announcement relating to the existence or substance of this Restated Purchase Agreement unless (i) the party has received the prior written agreement of Seller and Buyer, (ii) the press release or announcement is made to comply with securities or insurance laws, does not reference Seller, and with a prior courtesy review by Seller, or (ii) the disclosure is required by applicable law.

Confidentiality.  The existence and terms of this Restated Purchase Agreement and Transaction shall be confidential and shall not be disclosed except as follows:  (i) anytime on or after the Effective Date Buyer (a) may make such disclosures as necessary to comply with applicable federal and state securities laws, and (b) shall notify Seller of such disclosures and Seller may make similar disclosures; (ii) anytime on or after the settlement of Seller Debts prior to Closing as contemplated by Section 2.6, Seller may provide notice by letter or e-mail to Seller’s shareholders of the existence of the Restated Purchase Agreement and Transaction (including the amount and issues for shareholder consideration) but Seller shall not disclose the name of the Buyer until and unless approved in writing by Buyer; and (iii) anytime after the thirtieth (30th) day following the Effective Date both Seller and Buyer may fully disclose this Restated Purchase Agreement and Transaction, including without limitation as part of Seller’s formal notice to shareholders and proxy materials for the shareholder meeting.

Notices.  All notices and other communications (“Notices”) shall be in writing and may be delivered (i) in person, with the date of notice being the date of personal delivery, (ii) by United States Mail, postage prepaid for certified or registered mail, return receipt requested, with the date of notice being the date of the postmark on the return receipt, (iii) by fax, with confirmation of the transmittal of the fax and a copy of the fax deposited on the same day in the United States Mail, with the date of notice being the date of the fax, (iv) by e-mail, with confirmation of sending of the e-mail and a copy of the e-mail deposited on the same day in the United States Mail, with the date of notice being the date of the e-mail, (v) by nationally recognized delivery service such as Federal Express, with the date of notice being the date of delivery as shown on the confirmation provided by the delivery service.  Notices shall be addressed to the following addresses, or such other address as one party shall provide the other parties:

If to Seller:	Trinity Springs Ltd. Attn: Joseph Roxstrom, President 28 Thomas Grove Pittsford, NY 14534 E-mail: joeroxstrom@hotmail.com
with copy to:	Thomas B. Chandler Hawley Troxell Ennis & Hawley LLP 877 W. Main St., Ste 1000 Boise, Idaho 83702 Fax: 208-954-5209 E-mail: tchandler@hawleytroxell.com
If to Buyer:	Z3 Enterprises, Inc. Ross Giles 2831 St. Rose Parkway, Suite 204 Henderson, Nevada 89052 Fax: ________________ E-mail: ross@z3einc.com E-mail: zig@zigziegler.net
with copy to:	Jeffrey Klein Jeffrey G. Klein PA. 2600 North Military Trail Boca Raton, Florida 33431 Fax: 561-241-4943 E-mail: jklein@jkleinlegal.com
and with additional copy to:	William Dean 7601 South Chisum Place Meridian, Idaho 83642 Fax: 208-884-5028 E-mail: dean@dean-carterlaw.com

Exclusivity.  Upon the occurrence of both the signing of this Restated Purchase Agreement and the payment of the initial Seller Debt as set forth in Section 2.6.1 and until this exclusivity period is terminated as provided in this Section 9.4, Seller and each director, officer, employee, attorney or agent of Seller (i) shall  advise each person with whom Seller is conducting negotiations relating to the acquisition of Seller (including without limitation an acquisition in the form of a sale of assets, sale of stock, merger, consolidation, or share exchange) (“Alternative Proposal”) that Seller has entered into a definitive Restated Purchase Agreement with Buyer, (ii) shall cease negotiations with such persons, and (iii) shall not solicit, initiate, or encourage the submission of any Alternative Proposal.  However, in compliance with the fiduciary duties of Seller’s directors and without Seller’s solicitation or encouragement, Seller may (i) receive, consider, negotiate, recommend and if necessary present to Seller’s shareholders any bona fide written Alternative Proposals, (ii) provide information and access to properties to persons making such Alternative Proposals, and (iii) advise Buyer of the receipt after the Effective Date of any Alternative Proposals, the material terms of such Alternative Proposals, and the identity of the persons making such Alternative Proposals.  The exclusivity period provisions of this Section 9.4 terminate upon the occurrence of any one of the following events: (i) Buyer does not timely execute the Restated Disbursing Agreement in accordance with Section 2.5; (ii) Buyer does not timely pay Seller Debts pursuant to Section 2.6; or (iii) Buyer does not timely deposit the Cash for Closing pursuant to Section 2.4.3.

Beneficiaries.  There are no intended or incidental third party beneficiaries of this Restated Purchase Agreement, the Restated Disbursing Agreement, any other agreements related to the Transaction, except the shareholders of Seller are such intended third party beneficiaries.

Implementation of Restated Purchase Agreement.  At any time before or after execution of this Restated Purchase Agreement, each of the parties shall perform such acts, execute and deliver such instruments and documents, and do all other things as may be reasonably necessary to accomplish the Transaction or to otherwise carry out the purposes of this Restated Purchase Agreement which are not inconsistent with their rights and obligations under this Restated Purchase Agreement and under any other agreements, documents, and instruments executed in connection with this Restated Purchase Agreement.

Payment of Expenses.  Each of the Parties shall each pay its own fees and expenses, including fees and expenses of their respective attorneys, accountants, advisors, agents, and other representatives, incidental to the preparation and performance of this Restated Purchase Agreement.

Time of the Essence.  Time is of the essence with respect to the obligations to be performed under this Restated Purchase Agreement.

Entire Agreement.  All Schedules to this Restated Purchase Agreement constitute a part of this Restated Purchase Agreement.  This Restated Purchase Agreement, together with the accompanying Schedules, constitutes the entire, completely integrated agreement among the parties and supersedes all prior memoranda, correspondence, conversations, and negotiations, including without limitation any statements made orally or in writing to Buyer by Joseph Roxstrom, Mark Johnson, William Foster or William Turner

Severability.  The invalidity of any portion of this Restated Purchase Agreement will not affect the validity of any other portion of this Restated Purchase Agreement.  If the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, the restrictions shall be effective for the period of time and area as a court may determine to be reasonable.

Counterparts and Facsimile.  This Restated Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The parties contemplate signing this Restated Purchase Agreement by facsimile signatures, which have the full force and effect of original signatures.

SIGNATURES

Executed: January 26, 2011	BUYER Z3 ENTERPRISES, INC. By: /s/ Ross Giles Ross Giles, President
Executed: January 26, 2011 Executed: January 26, 2011	SELLER TRINITY SPRINGS LTD. AKA CRYSTAL PARADISE HOLDINGS, INC. By: /s/ Joseph Roxstrom Joseph Roxstrom, Chair of Board of Directors By: /s/ Mark Johnson Mark Johnson, Member of the Board of Directors

EXHIBIT A

LEGAL DESCRIPTION

The true and correct and complete legal description of the Real Property is as follows:

The land referred to in this commitment is described as follows:

Tract 1:

(Lot 5 in Block 3 of Ballantyne Camp Subdivision No. 4.)

A parcel of land being a portion of the north half of Section 5, Township 2 North, Range 10 east of the Boise Meridian, Elmore County, Idaho more particularly described as follows:
Commencing at a Brass Cap monument marking the corner common to Sections 32 and 33,  Township 3 North,  Range 10 East and Sections 4 and 5,  Township 2 North,  Range 10 East; thence South 00° 6’ 43” West a distance of 720.36 feet along the line common to said Sections 4 and 5; thence leaving said Section line, South 46° 31’ 18” West, a distance of 116 9.86 feet to the True Point of the Beginning, said point being the most easterly corner Lot 5 in Block 3 of Ballantyne Camp Subdivision No. 4; thence along the boundary of said Ballantyne Camp Subdivision No. 4 the following courses and distances:
Thence South 53°, 52’ 20” West 122.16 feet (formerly South 53° 41’ 35” West 122.40 feet)
Thence North 38° 25’ 31” West 70.40 feet (formerly North 38°13’ 00” West 70.79 feet)
Thence North 39° 09’ 03” East 74.60 feet (formerly North 39° 09’ 13” East 74.80 feet)
Thence South 66° 44’ 20” East 103.75 feet (formerly South 66° 43’ 45” East 103.77 feet) to the Point of the Beginning.

EXCEPT All mineral rights in and under said land including but not limited to metals, gas, oil, coal and stone, mineral rights, mining rights and easement rights and other matters related thereto, whether expressed or implied.

Tract 2 - Parcel 1

A parcel of land situated in US Government lots 1 and 4 in Section 33.  Township 3 North, Range 10 East of the Boise Meridian, Elmore County, Idaho, described as follows:

Commencing at the brass cap monument marking the center of Section 33, Township 3 North, Range 10 East of the Boise Meridian; thence North 00° 27’ 34”  East along the longitudinal centerline of said section  a distance of 2638.44 feet to a brass cap monument marking the quarter corner common of Sections 28 and 33 in said township and range; thence South 24° 34’ 20” West a distance of 1519.52 feet to a point on the northwesterly right-of-way line of the Featherville Road marking the most southerly corner of a parcel of land depicted on a Record of Survey, recorded as instrument Number 317532, records of Elmore County, Idaho. Said point also marks the True Point of Beginning; thence along the southwesterly line of said parcel North 34° 50’ 00” West a distance of 54.03 feet to a point: thence departing said line, North 63° 00’ 00” West a distance of 505.34 feet to a point on the “left bank” of the South Fork Boise River, marking the approximate high water line; thence along the approximate high water line the following course and distances:
South 27° 08’ 11” West a distance of 274.73 feet;
South 25° 03’ 12” West a distance of 122.27 feet
South 10° 44’ 20” West a distance of 53.96 feet
South 06° 46’ 53” West a distance of 61.17 feet
South 04° 03’ 07” West a distance of 359.47 feet
South 22° 00’46” West a distance of 147.83 feet to a point on the northwesterly right-of-way line of Featherville Road, then along said right-of-way line. North 43° 03’ 59” East a distance of 191.52 feet to the beginning of a curve to the left, having a radius of 2011.03 feet; thence 94.35 feet along the arc of said curve; through a central angle of 06° 45’ 40”, the long chord of which bears North 43° 40’ 33” East – 236.39 feet to a point of compound curvature, having a  radius of 2011.03 feet; thence 189.21 feet along the arc of said curve, through a central angle of 05° 23’ 27”, the long chord of which bears North 49° 44‘ 01” East – 189.14 to a point of tangency; thence North 52° 25’ 44” East a distance of 134.79 feet to a point of curvature on a curve to the right, having a radius of 2301.01 feet; thence continuing along said right-of-way line 181.85 feet along the arc of said curve, through a central angle of 04° 31’ 41” the long chord of which bears North 54° 41’ 35” East a distance of 181.80 feet to the Point of Beginning.

Tract 2 – Parcel 2

A parcel of land being situated in Sections 33 , Township 3 North, Range 10 East of the Boise Meridian and being a portion of Lot 38, Block 1 in Willis Carrie’s Paradise Subdivision, recorded as Instrument No. 193441, records of Elmore County, Idaho, described as follows:

Beginning at a point of tangency on the northeasterly right-of-way line of Grouse Creek Road, also being the southeasterly line of Lot 38, Block 1 of said Willis Carrie’s Paradise Subdivision, said point being located North 58° 51’ 08” West a distance of 145.33 feet from a point marking the intersection of the northwesterly right-of-way line of Paradise Drive with the northeasterly right-of-way line of said Grouse Creek Road; thence from said beginning point, South 58° 51’ 08” East along the said northeasterly right-of-way line of Grouse Creek Road a distance of 145.33 feet; to a point of curvature on a curve to the left, having a radius of 20.00 feet; thence along the northwesterly line of Lot 36, Block 1 of said Willis Carrie’s Paradise Subdivision, 31.42 feet along the arc of said curve, through a central angle of 90° 00’ 00”, the long chord of which bears North 76° 08’ 52” East -28.28 feet to a point; thence continuing along the said northwesterly line of Lot 36 Block 1 North 31° 05’ 19” East (formerly North 31° 08’ 52” E) a distance of 68.90 feet to a point; thence departing said northwesterly line of Lot 36, Block 1 North 58° 51’08” West a distance of 165.33 feet to a point of curvature to the left, having a radius of 1045.04 feet; thence 196.38 feet along the arc of said curve, through a central angle of 10° 46’00”, the long chord of which bears North 64°14’08” West – 196.09 feet to a point; thence South 20°22’ 37” West (formerly S. 20°22’ 52” W) a distance of 88.92 feet to a point on the said northeasterly right-of-way line of Grouse Creek Road on a curve to the right having a radius of 956.12 feet; thence along said right-of-way line 179.74 feet (formerly 179.67) along the arc of said curve, through a central angle of 10°46’ 15” (formerly 10°46’ 00”), the long chord of which bears South 64°14’ 15” East -179.47 feet to the Point of Beginning.

Tract – Parcel 3

A parcel of land being situated in Section 33, Township 3 North, Range 10 East of the Boise Meridian, and being a portion of Lot 38, Block 1 of Willis Carrie’s Paradise Subdivision, recorded as Instrument No. 193441, records of Elmore County, Idaho, described as follows:

Beginning at a point marking the intersection of the southeasterly right-of-way of Featherville Road with the northeasterly right-of-way line of Grouse Creek Road, as shown on said subdivision; thence along the southeasterly right-of-way line of Featherville Road on a curve to the right having a radius of 1931.03 feet, 47.37 feet along the arc of said curve, through a central angle of 01° 24’ 20” (formerly 01° 25’ 40”), the long chord of which bears North 51° 43’ 34” East – 47.47 feet (formerly North 51° 42’ 54” East – 48.12 feet) to a point ; thence North 52° 25’ 44” East a distance of 134.79 feet to a point on a curve to the right having a radius of 2221.10 feet; thence 212.03 feet along the arc of said curve, through a central angle of 05° 28’ 11”, the long chord of which bears North 55° 09’ 49” East -211.95 feet to a point; thence North 57° 53’ 55” East a distance of 62.23 feet to a point marking the northwesterly corner of Lot 39, Block 1 of Willis Carrie’s Paradise Subdivision; thence departing said southeasterly right-of-way line of Featherville Road, following westerly, southerly and southeasterly line of said Lot 39, Block 1 and the southeasterly line of Lots 40 through 46, Block 1 of said Willis Carrie’s Paradise Subdivision, the following courses and distances:

South 04°12’ 55” West – 81.55 feet;
Thence 91.84 feet along the arc of a curve to the left, having a radius of 37.13 feet through a central angle of 141°42’ 55”, the long chord of which bears South 66°38’ 33” East 70.15 feet;
North 42° 30’ 00” East a distance of 73.58 feet (formerly 73.47 feet)
North 56°44’ 46” East – 758.26 feet
North 34°37’ 32” East 175.53 feet;

Thence departing said line and following the north line of said Lot 38, Block 1 South 55° 22’ 32” East a distance of 70.00 feet to a  point ; thence along the easterly line of said Lot 38, Block 1 south 12° 58’ 37” West (formerly S 12°59’ 31” W) a distance of 859.17 feet (formerly 859.30 feet) to a found 5/8” iron pin marking the most northerly corner of Lot 29, Block 1 of said Willis Carrie’s Paradise Subdivision; thence along the northerly line of Lots 30 through 31. Block 1 of said Willis Carrie’s Paradise Subdivisions, South 81° 59’ 56” West (formerly S. 82° 13’ 26” W) a distance of 178.37 feet (formerly 177.84 feet) to a found 1/2/iron pin, marking the northwesterly corner of said Lot 31, Block 1; thence along the northerly line of Lot 32, Block 1 of said subdivision, South 82° 48’ 53” West (formerly S. 82°13’ 26” W) a distance of 60.19 feet (formerly 60.00 feet) to a found 1/2 iron pin marking the northwesterly corner of said Lot 32, Block 1; thence along the northerly line of Lot 34, Block 1 of said subdivision, North 69° 46’ 53” West (formerly N. 73° 54’ 30” W) a distance of 65.10 feet (formerly 65.00 feet) to a found 1/2 iron pin, marking the northwesterly corner of said Lot 35, Block 1; thence along the westerly line of said Lot 35, Block 1, South 31°05 ‘19” West (formerly S 31° 08’ 52” West) Block 1 a distance of 108.92 feet (formerly 108.73 feet) to a point marking the most westerly corner of said Lot 35, Block 1, also marking an angle point on Paradise Drive, as shown on said subdivision; thence North 58° 51’ 08” West a distance of 165.33 feet to a point of curvature to the left having a radius of 1045.04 feet; thence 196.38 feet along the arc of said curve, through a central angle of 10°46’ 00”, the long chord of which bears North 64°14’ 08” West – 196.09 feet to a point thence South 20° 22’ 37” West (formerly S. 20° 22’ 52” W) a distance of 88.91 feet (formerly 88.92 feet) to a point of the said northeasterly right-of-way line of Grouse Creek Road on a curve to the left, having a radius of 956.12 feet; thence along said right-of-way line 26.61 feet along the arc of said curve, through a central angle of 01° 35’ 40”, the long chord of which bears North 70° 25’ 13” West – 26.50 feet to a point; thence continuing along said right-of-way line, North 71° 13’ 03” West a distance of 147.78 feet to a point on a curve to the left having a radius of 886.57 feet; thence continuing along said right-of-way line 99.61 feet along the arc of said curve through a central angle of 06° 26’ 14”, the long chord of which bears North 74° 26’ 10” West – 99.55 feet to a point; thence continuing along said right-of-way line, North 77° 39’ 17” West a distance of 12.66 feet to a point of a curve to the right having a radius of 20.00 feet; thence continuing along said right-of-way line, 45.65 feet along the arc of said curve, through a central angle of 130° 46’ 58” (formerly 128° 39’ 31”) the long chord of which bears North 12°16’ 07” West – 36.37 feet (formerly North 13°19’ 36” West 36.05 feet) to the Point of Beginning

Tract 3

A parcel of land being a portion of the north half of Section 5, Township 2 North, Range 10 East of the Boise Meridian, Elmore County, Idaho more particularly described as follows:

Commencing at a brass cap monument marking the corner common to Sections 32 and 33, Township 3 North, Range 10 East and Sections 4 and 5, township 2 North, Range 10 East; thence South 00° 06’ 43” West a distance of 720.36 feet along the line common to said Sections 4 and 5; thence leaving said Section line South 46 °31’ 18” West a distance of 1169.86 feet to the True Point of Beginning, said point being the most easterly corner of Lot 5, Block 3 of Ballantyne Camp No. 4; thence along the boundary of said Ballantyne Camp Subdivision No. 4, the following courses and distances:
South 53° 52’ 20” West 122.16 feet (formerly South 53°41’ 35”  West 122.40 feet); thence South 59°34’ 06” West 94.05 feet (formerly South 59° 32’ 05” West 94.02 feet); thence South 64° 28’ 52” West 205.01 feet (formerly South 64° 37’ 05” West 205.18 feet); thence South 77° 28’ 27” West 83.70 feet (formerly South 77°28’ 45” West 82.71 feet); thence North 47°41’ 13” West 154.78 feet (formerly North 47° 40’  55” East 153.81 feet); thence North 82° 42’ 25” West 123.06 feet (formerly North 82° 34’ 07” West 125.25 feet); thence North 27°43’ 33” West 38.49 feet (formerly North 27° 14’ 15” West 38.16 feet); thence South 58°31’ 46” West 49.59 feet (formerly South 58°31’ 45” West 116.16 feet (formerly North 63°37’ 30” West 116.16 feet); thence North 12° 17’ 18” West 61.17 feet (formerly North 13° 17’ 00” West 51 71 feet) to the most westerly corner of said Ballantyne Camp Subdivision No. 4; thence leaving said Subdivision boundary North 13° 17’ 18” West  a distance of 36.81 feet (formerly North 131°.17’ 00” West 36.96 feet) to a point on the Southeasterly right-of-way line of the County Road (Pine-Featherville Highway); thence 68.42 feet along the arc of a 5789.58 foot radius curve to the left, through a central angle of 00°39’ 34”, the chord of which bears South 68 2554 feet to a point on the high water line of the Left Bank of the South Fork of the Boise River; thence along said high water line of the south Fork of the Boise River South 08° 25’ 14” West a distance of 157.79 feet: thence South 14°29’ 48” West a distance of 73.91 feet: thence 4.31 feet  leaving the high water line of the South Fork of the Boise River, South 89°49’ 59” East a distance of 222.59 feet; thence South 00°16’ 25” East a distance of 664.31 feet to a point on the north-south mid-section line of said Section 5; thence along said mid-section line South 89°49’ 19” East a distance of 1900.02 feet (formerly South 89°52’ 30” East ) to the East one quarter corner of said Section 5; then along the East line of said Section 5 North 00°06’ 43” East a distance of 1908.85 feet (formerly North 00°03’ 00” West 1909.29 feet); thence North 83°14’ 13” West a distance of 477.34 feet (formerly North 83°13’ 21” West 466.16 feet) to a point on the Southeasterly right-of-way of the County Road (Pine Featherville Highway); thence along said right-of-way line of 19.87 feet along the arc of a 6072.11 foot radius curve to the through a central angle of 00°11’ 15” the chord of which bears South 55°06’ 33” West 19.86 feet; thence continuing along said right-of-way line ,South 56°21’ 18” West a distance of 424.48 feet; thence 614.41 feet along the arc of a 5754.48 foot radius curve to the left through a central angle of 06°07’ 03”, the chord of which bears South 59°24’ 48” West, 614.12 feet; thence leaving to the northwest corner of Lot 5 Block 1 Ballantyne Camp Subdivision No. 4; thence along the boundary line of said Ballantyne Camp subdivision No. 4 along the following courses and distances: South 83°47’ 18” East, 85.34 feet ( formerly South 83°51’ 05” East 85.25 feet); thence South 70°26’ 22” East 96.44 feet (formerly South 70°21’ 35” East, 96.17 feet); thence South 59°28’ 58” East 94.88 feet (formerly 58° 32” 05” East 95.18 feet); thence South 52° 30’ 33” East 173.97 feet (formerly South 53° 53’ 35” East 173.91 feet) ; thence South 19° 24’ 56” East 35 .19 feet (formerly South 19°24’ 07” East 35.16 feet): thence South 66°44’ 20” East 103.75 feet (formerly South 66°43’ 45” East 103.77 feet) to the Point of Beginning.

Schedule 2.8.2

BILL OF SALE AND ASSIGNMENT

The form of the bill of sale and assignment is attached.

BILL OF SALE AND ASSIGNMENT

(Trinity Springs Ltd/Z3 Enterprises)

Bill of Sale and Assignment effective _________ ___, 2011, between Trinity Springs Ltd. an Idaho corporation (“Seller”), and Z3 Enterprises, Inc., a Nevada corporation (“Buyer”).

CONVEYANCE OF PERSONAL PROPERTY

For value received, Seller sells, transfers and conveys to Buyer all right, title and interest to the Assets described in the “Amended and Restated Asset Purchase and Sale Agreement Between Trinity Springs Ltd. as Seller and Z3 Enterprises, Inc. as Buyer” effective January 26, 2011 (“Restated Purchase Agreement”).  All capitalized terms not defined in this Bill of Sale and Assignment have the meanings given to the terms in the Restated Purchase Agreement.  Seller agrees to execute and deliver to Buyer all other documents, instruments and assignments, as reasonably requested by Buyer, to vest in Buyer all of the right, title and interest of Seller in and to the Assets, free and clear of all liens, security interests, encumbrances and rights of others except as permitted by the Restated Purchase Agreement.

ASSIGNMENT

This Bill of Sale and Assignment shall constitute an assignment of the Assets for which an assignment of rights is necessary or appropriate to transfer all of Seller’s right, title and interest in the Assets.  The assignment of any contract, license, lease, commitment, or other right that requires the consent or approval of a third party is made subject to the consent or approval, and, if an attempted assignment of any Asset without consent or approval would have an adverse affect on the rights of Buyer, this Bill of Sale and Assignment shall not constitute an assignment of the Asset until the consent or approval is obtained, at which time this assignment shall automatically be effective.

REPRESENTATIONS AND COVENANTS OF SELLER

Seller represents to and covenants with Buyer as follows:

Except as disclosed in the Restated Purchase Agreement, Seller is the owner in fee simple of the Assets.

Except as disclosed in the Restated Purchase Agreement, the Assets are free from all encumbrances.

CERTIFICATION OF AUTHORIZATION

The officer who signs this Bill of Sale and Assignment certifies that the Bill of Sale and Assignment and the transfer represented by the Bill of Sale and Assignment were duly authorized by the Board of Directors of Seller in accordance with the Bylaws and Articles of Seller and the laws applicable to Seller.

Executed: March ___, 2010 Executed: March ___, 2010	SELLER TRINITY SPRINGS LTD. AKA CRYSTAL PARADISE HOLDINGS, INC. By: Joseph Roxstrom, Chair of Board of Directors By: Mark Johnson, Member of the Board of Directors

Schedule 3.1.1

EQUIPMENT, FURNITURE AND FIXTURES

The schedule of Equipment is as follows:

Description	In Service	7/31/07 Net Book Value

LAND	06/18/2004	518,000
PARADISE LODGE	06/18/2004	170,077
LANDA BUILDING	06/18/2004	57,819
LAND BUILDING IMPR	06/18/2004	14,718
LANDA SPRINGHOUSE	06/18/2004	17,915
BOTTLING BARN	06/18/2004	360,647
PLANT MODIFICATION	06/18/2004	10,990
PARADISE-CABIN 11	06/18/2004	20,633
WAREHOUSE ADDITION	06/18/2004	471,809
MOON MOUNTAIN-HEAT	06/18/2004	229
SPRING HOUSE-STAIN	06/18/2004	481
SPRING HOUSE-NEW D	06/18/2004	301
PLANT CONTROL ROOM	06/18/2004	546
WAREHOUSE RACK SYS	06/18/2004	230
PHONE LINES MOON M	06/18/2004	180
LANDA PLANT OFFICE	06/18/2004	1,546
LANDA PLANT POWER	06/18/2004	5,771
PLANT-2ND LOADING	06/18/2004	1,398
LANDA PLANT-NEW 3	06/18/2004	9,884
LANDA PLANT IMPROVEMENTS	06/18/2004	6,173
TERTIARY SPRINGS D	06/18/2004	262
MOON MTN FRONT PAR	06/18/2004	912
BOTTLING LINE-SEE	06/18/2004	81,579
BOTTLING LINE SPAR	06/18/2004	141
VIDEOJET BOTTLE CO	06/18/2004	845
CUSTOM BOTTLE HOPP	06/18/2004	81

NEW PRODUCT WATER	06/18/2004	798
EMERGENCY STOPS-FI	06/18/2004	167
POWER CABINET-PLAN	06/18/2004	82
MAGNETIC CLUTCH-FI	06/18/2004	54
NEW FILLER UNIT	06/18/2004	111
IPM #PT2020RBU STR	06/18/2004	397
CAP CHUTE	06/18/2004	419
26 STAINLESS STEEL	06/18/2004	694
AUTO SHUT-DOWN FIL	06/18/2004	41
SX19-500C-82 PLATE	06/18/2004	525
RINSER-PARTS/INSTA	06/18/2004	2,409
OZONE DESTRUCTOR-F	06/18/2004	231
LABELER/SLEEVER-PA	06/18/2004	223
CIRCUIT BOARD FOR	06/18/2004	50
FAB. PLATE FOR NEW	06/18/2004	14
LINE SPEED ADJUSTM	06/18/2004	62
NEW OZONE/OXYGEN G	06/18/2004	2,208
NEW BOTTLING EQUIP	06/18/2004	3,683
CONVEYOR IMPROVEME	06/18/2004	387
FAB. LID HOLD-DOWN	06/18/2004	88
FAB. CORNER PIECES	06/18/2004	42
PACKING STATION	06/18/2004	271
OZONE MONITOR	06/18/2004	85
3- 2-PIECE WALL PE	06/18/2004	169
HOPPER PLATFORM LA	06/18/2004	102
CONVEYOR DRAIN PAN	06/18/2004	569
SANITARY FILTER EL	06/18/2004	1,873
FILLER ROOM DRIP P	06/18/2004	359
POWER FOR BATTERY	06/18/2004	642
BY-PASS VALVE OPER	06/18/2004	280
BY-PASS VALVE RINS	06/18/2004	143
VACUUM LIFT-SEE SC	06/18/2004	4,554
COOLING WATER PUMP	06/18/2004	911
250 ML CHANGE PART	06/18/2004	1,542
MOTT ELEMENT/VITON	06/18/2004	727
AUTOMATED WATER PR	06/18/2004	17,697
SILO #3-SEE SCHEDU	06/18/2004	18,538
GBW BOTTLE WATER S	06/18/2004	54,443
TOYOTA FORKLIFT-MO	06/18/2004	845
KRONES RINSER-TYPE	06/18/2004	15,917
GARANTOMAT SLEEVE	06/18/2004	14,595
CANMATIC LABELER	06/18/2004	19,061
KRONES RINSER MODI	06/18/2004	2,047
CAMATIC LABELER MO	06/18/2004	4,619
ATT-310 ACROPRINT	06/18/2004	30
VACUUM PUMP-LAB	06/18/2004	26
PALLET JACK	06/18/2004	28
75 PLYWOOD SPACERS	06/18/2004	125
MEL SOBEL ACCUSCOP	06/18/2004	140
DEMOLITION HAMMER	06/18/2004	74
FLY ZAPPER (BOTTLI	06/18/2004	45
RAYMOND FORKLIFT	06/18/2004	549
ROL-LIFT PALLET TR	06/18/2004	58
REDOX/ORP ELECTROD	06/18/2004	33
2 STICKY BEAR PEST	06/18/2004	69
COLD WATER TREATME	06/18/2004	928
RINSE WATER SYSTEM	06/18/2004	958
PH METER	06/18/2004	42
12 TON PRESS	06/18/2004	39
SPACERS FOR PALLET	06/18/2004	167
EMERSON TRAILER	06/18/2004	264
RINSE WATER SYSTEM	06/18/2004	3,131
TDS METER FOR LAB	06/18/2004	96
USED PALLET STACKE	06/18/2004	203
PLANT VENTILATION	06/18/2004	394
COLD WATER FILTRAT	06/18/2004	327
VACUUM	06/18/2004	151
HAND CART	06/18/2004	54
MAYTAG DISHWASHER-	06/18/2004	116
BIOIMPEDANCE ANALY	06/18/2004	303
QA CALIBRATION EQU	06/18/2004	391
SIT/STAND STOOL	06/18/2004	87
MARATHON VH830 BAL	06/18/2004	1,226
4 DRAWER TOOL CHES	06/18/2004	67
HYSTER J30XMT FORK	06/18/2004	2,565
ORECK XL2600 VACUU	06/18/2004	98
MAYTAG WASHER MODE	06/18/2004	125
1200 LUMINS PROJEC	06/18/2004	500
INSTA SCREEN 60" F	06/18/2004	118
WALL SHELVING TO H	06/18/2004	245
RACKING FOR PLANT	06/18/2004	368
HYSTER H50XL FORKL	06/18/2004	2,812
4 DRAWER LATERAL F	06/18/2004	191
22 MATRESS, BOX SP	06/18/2004	2,140
MOTOROLA CELL PHON	06/18/2004	124
PANASONIC 6 LINE D	06/18/2004	163
PANASONIC CORDLESS	06/18/2004	104
PANASONIC CORDLESS	06/18/2004	135
PANASONIC CORDLESS	06/18/2004	149
WARDROBE LOCKER	06/18/2004	58
HOT/COLD COOLER	06/18/2004	35
2 DRAWER LATERAL F	06/18/2004	57
TV/VCR	06/18/2004	13
PANASONIC CORDLESS	06/18/2004	37
2 PANASONIC PHONES	06/18/2004	59
EXT. CARD FOR VOIC	06/18/2004	78
5 DRAWER LETTER FI	06/18/2004	83
FAX MACHINE BROTHE	06/18/2004	73
FAX MACHINE BROTHE	06/18/2004	64
DOCUMENT BINDER QU	06/18/2004	44
COMPUTER EQUIPMENT	06/18/2004	2,508
DELL SERVER/FAX/MO	06/18/2004	159
APC SMART UPS 1000	06/18/2004	16
DELL INSPIRON 7500	06/18/2004	233
DELL PHONE/FAX SER	06/18/2004	378
HP2500 CXI COLOR P	06/18/2004	67
TAPE BACKUP FOR SE	06/18/2004	212
3 DELL SINGLE PENT	06/18/2004	484
PLANT OFFICE LAN	06/18/2004	132
HP LASERJET 4100N	06/18/2004	175
HP DESKJET 952C CO	06/18/2004	45
NIC CARD FOR HP250	06/18/2004	38
NAVISION SERVER	06/18/2004	1,925
7 ENTERPRISE TECH	06/18/2004	1,336
T-1 EQUIPMENT	06/18/2004	731
T-1 EQUIPMENT	06/18/2004	335
OFFICE CONNECT FIR	06/18/2004	343
INSPIRION 2650 (A.	06/18/2004	387
INSPIRON 2650 (R.	06/18/2004	488
POWER EDGE 1400 SC	06/18/2004	257
POWER EDGE 1400 SC	06/18/2004	680
SMART UPS BATTERY	06/18/2004	175
BATTERY BACKUP FOR	06/18/2004	111
INSPIRON 2650 (S E	06/18/2004	350
BOTTLE LINE ADDITIONS	06/18/2004	32,812
2003 LABEL PRINTIN	06/18/2004	3,771
2003 TRADE BOOTH	06/18/2004	4,897
MUELLAR SILO #1	08/28/2004	29,647
MUELLAR SILO #1 - ADDITIONAL COSTS	10/01/2004	3,175
MAGAZINE & GLUE ROLLER	10/25/2004	1,817
COMPUTER EQUIPMENT	11/30/2004	718
LABELER PART	11/18/2004	5,694
FLOW METER FILL STATION	06/30/2005	10,628
LAPTOP SALES	05/25/2005	472
LAPTOP DIR OF MKTG	06/10/2005	366
LAPTOP LANDA PLANT	06/29/2005	313
ACER AS5002 LAPTOP	08/08/2005	313

Schedule 3.1.2

REAL PROPERTY

The true, correct and complete legal description of the Real Property is as follows:

The land referred to in this commitment is described as follows:

Tract 1:
(Lot 5 in Block 3 of Ballantyne Camp Subdivision No. 4.)

A parcel of land being a portion of the north half of Section 5, Township 2 North, Range 10 east of the Boise Meridian, Elmore County, Idaho more particularly described as follows:
Commencing at a Brass Cap monument marking the corner common to Sections 32 and 33,  Township 3 North,  Range 10 East and Sections 4 and 5,  Township 2 North,  Range 10 East; thence South 00° 6’ 43” West a distance of 720.36 feet along the line common to said Sections 4 and 5; thence leaving said Section line, South 46° 31’ 18” West, a distance of 116 9.86 feet to the True Point of the Beginning, said point being the most easterly corner Lot 5 in Block 3 of Ballantyne Camp Subdivision No. 4; thence along the boundary of said Ballantyne Camp Subdivision No. 4 the following courses and distances:
Thence South 53°, 52’ 20” West 122.16 feet (formerly South 53° 41’ 35” West 122.40 feet)
Thence North 38° 25’ 31” West 70.40 feet (formerly North 38°13’ 00” West 70.79 feet)
Thence North 39° 09’ 03” East 74.60 feet (formerly North 39° 09’ 13” East 74.80 feet)
Thence South 66° 44’ 20” East 103.75 feet (formerly South 66° 43’ 45” East 103.77 feet) to the Point of the Beginning.

EXCEPT All mineral rights in and under said land including but not limited to metals, gas, oil, coal and stone, mineral rights, mining rights and easement rights and other matters related thereto, whether expressed or implied.

Tract 2 - Parcel 1

A parcel of land situated in US Government lots 1 and 4 in Section 33.  Township 3 North, Range 10 East of the Boise Meridian, Elmore County, Idaho, described as follows:

Commencing at the brass cap monument marking the center of Section 33, Township 3 North, Range 10 East of the Boise Meridian; thence North 00° 27’ 34”  East along the longitudinal centerline of said section  a distance of 2638.44 feet to a brass cap monument marking the quarter corner common of Sections 28 and 33 in said township and range; thence South 24° 34’ 20” West a distance of 1519.52 feet to a point on the northwesterly right-of-way line of the Featherville Road marking the most southerly corner of a parcel of land depicted on a Record of Survey, recorded as instrument Number 317532, records of Elmore County, Idaho. Said point also marks the True Point of Beginning; thence along the southwesterly line of said parcel North 34° 50’ 00” West a distance of 54.03 feet to a point: thence departing said line, North 63° 00’ 00” West a distance of 505.34 feet to a point on the “left bank” of the South Fork Boise River, marking the approximate high water line; thence along the approximate high water line the following course and distances:
South 27° 08’ 11” West a distance of 274.73 feet;
South 25° 03’ 12” West a distance of 122.27 feet
South 10° 44’ 20” West a distance of 53.96 feet
South 06° 46’ 53” West a distance of 61.17 feet
South 04° 03’ 07” West a distance of 359.47 feet
South 22° 00’46” West a distance of 147.83 feet to a point on the northwesterly right-of-way line of Featherville Road, then along said right-of-way line. North 43° 03’ 59” East a distance of 191.52 feet to the beginning of a curve to the left, having a radius of 2011.03 feet; thence 94.35 feet along the arc of said curve; through a central angle of 06° 45’ 40”, the long chord of which bears North 43° 40’ 33” East – 236.39 feet to a point of compound curvature, having a  radius of 2011.03 feet; thence 189.21 feet along the arc of said curve, through a central angle of 05° 23’ 27”, the long chord of which bears North 49° 44‘ 01” East – 189.14 to a point of tangency; thence North 52° 25’ 44” East a distance of 134.79 feet to a point of curvature on a curve to the right, having a radius of 2301.01 feet; thence continuing along said right-of-way line 181.85 feet along the arc of said curve, through a central angle of 04° 31’ 41” the long chord of which bears North 54° 41’ 35” East a distance of 181.80 feet to the Point of Beginning.

Tract 2 – Parcel 2

A parcel of land being situated in Sections 33 , Township 3 North, Range 10 East of the Boise Meridian and being a portion of Lot 38, Block 1 in Willis Carrie’s Paradise Subdivision, recorded as Instrument No. 193441, records of Elmore County, Idaho, described as follows:

Beginning at a point of tangency on the northeasterly right-of-way line of Grouse Creek Road, also being the southeasterly line of Lot 38, Block 1 of said Willis Carrie’s Paradise Subdivision, said point being located North 58° 51’ 08” West a distance of 145.33 feet from a point marking the intersection of the northwesterly right-of-way line of Paradise Drive with the northeasterly right-of-way line of said Grouse Creek Road; thence from said beginning point, South 58° 51’ 08” East along the said northeasterly right-of-way line of Grouse Creek Road a distance of 145.33 feet; to a point of curvature on a curve to the left, having a radius of 20.00 feet; thence along the northwesterly line of Lot 36, Block 1 of said Willis Carrie’s Paradise Subdivision, 31.42 feet along the arc of said curve, through a central angle of 90° 00’ 00”, the long chord of which bears North 76° 08’ 52” East -28.28 feet to a point; thence continuing along the said northwesterly line of Lot 36 Block 1 North 31° 05’ 19” East (formerly North 31° 08’ 52” E) a distance of 68.90 feet to a point; thence departing said northwesterly line of Lot 36, Block 1 North 58° 51’08” West a distance of 165.33 feet to a point of curvature to the left, having a radius of 1045.04 feet; thence 196.38 feet along the arc of said curve, through a central angle of 10° 46’00”, the long chord of which bears North 64°14’08” West – 196.09 feet to a point; thence South 20°22’ 37” West (formerly S. 20°22’ 52” W) a distance of 88.92 feet to a point on the said northeasterly right-of-way line of Grouse Creek Road on a curve to the right having a radius of 956.12 feet; thence along said right-of-way line 179.74 feet (formerly 179.67) along the arc of said curve, through a central angle of 10°46’ 15” (formerly 10°46’ 00”), the long chord of which bears South 64°14’ 15” East -179.47 feet to the Point of Beginning.

Tract – Parcel 3

A parcel of land being situated in Section 33, Township 3 North, Range 10 East of the Boise Meridian, and being a portion of Lot 38, Block 1 of Willis Carrie’s Paradise Subdivision, recorded as Instrument No. 193441, records of Elmore County, Idaho, described as follows:

Beginning at a point marking the intersection of the southeasterly right-of-way of Featherville Road with the northeasterly right-of-way line of Grouse Creek Road, as shown on said subdivision; thence along the southeasterly right-of-way line of Featherville Road on a curve to the right having a radius of 1931.03 feet, 47.37 feet along the arc of said curve, through a central angle of 01° 24’ 20” (formerly 01° 25’ 40”), the long chord of which bears North 51° 43’ 34” East – 47.47 feet (formerly North 51° 42’ 54” East – 48.12 feet) to a point ; thence North 52° 25’ 44” East a distance of 134.79 feet to a point on a curve to the right having a radius of 2221.10 feet; thence 212.03 feet along the arc of said curve, through a central angle of 05° 28’ 11”, the long chord of which bears North 55° 09’ 49” East -211.95 feet to a point; thence North 57° 53’ 55” East a distance of 62.23 feet to a point marking the northwesterly corner of Lot 39, Block 1 of Willis Carrie’s Paradise Subdivision; thence departing said southeasterly right-of-way line of Featherville Road, following westerly, southerly and southeasterly line of said Lot 39, Block 1 and the southeasterly line of Lots 40 through 46, Block 1 of said Willis Carrie’s Paradise Subdivision, the following courses and distances:

South 04°12’ 55” West – 81.55 feet;
Thence 91.84 feet along the arc of a curve to the left, having a radius of 37.13 feet through a central angle of 141°42’ 55”, the long chord of which bears South 66°38’ 33” East 70.15 feet;
North 42° 30’ 00” East a distance of 73.58 feet (formerly 73.47 feet)
North 56°44’ 46” East – 758.26 feet
North 34°37’ 32” East 175.53 feet;
Thence departing said line and following the north line of said Lot 38, Block 1 South 55° 22’ 32” East a distance of 70.00 feet to a  point ; thence along the easterly line of said Lot 38, Block 1 south 12° 58’ 37” West (formerly S 12°59’ 31” W) a distance of 859.17 feet (formerly 859.30 feet) to a found 5/8” iron pin marking the most northerly corner of Lot 29, Block 1 of said Willis Carrie’s Paradise Subdivision; thence along the northerly line of Lots 30 through 31. Block 1 of said Willis Carrie’s Paradise Subdivisions, South 81° 59’ 56” West (formerly S. 82° 13’ 26” W) a distance of 178.37 feet (formerly 177.84 feet) to a found 1/2/iron pin, marking the northwesterly corner of said Lot 31, Block 1; thence along the northerly line of Lot 32, Block 1 of said subdivision, South 82° 48’ 53” West (formerly S. 82°13’ 26” W) a distance of 60.19 feet (formerly 60.00 feet) to a found 1/2 iron pin marking the northwesterly corner of said Lot 32, Block 1; thence along the northerly line of Lot 34, Block 1 of said subdivision, North 69° 46’ 53” West (formerly N. 73° 54’ 30” W) a distance of 65.10 feet (formerly 65.00 feet) to a found 1/2 iron pin, marking the northwesterly corner of said Lot 35, Block 1; thence along the westerly line of said Lot 35, Block 1, South 31°05 ‘19” West (formerly S 31° 08’ 52” West) Block 1 a distance of 108.92 feet (formerly 108.73 feet) to a point marking the most westerly corner of said Lot 35, Block 1, also marking an angle point on Paradise Drive, as shown on said subdivision; thence North 58° 51’ 08” West a distance of 165.33 feet to a point of curvature to the left having a radius of 1045.04 feet;

thence 196.38 feet along the arc of said curve, through a central angle of 10°46’ 00”, the long chord of which bears North 64°14’ 08” West – 196.09 feet to a point thence South 20° 22’ 37” West (formerly S. 20° 22’ 52” W) a distance of 88.91 feet (formerly 88.92 feet) to a point of the said northeasterly right-of-way line of Grouse Creek Road on a curve to the left, having a radius of 956.12 feet; thence along said right-of-way line 26.61 feet along the arc of said curve, through a central angle of 01° 35’ 40”, the long chord of which bears North 70° 25’ 13” West – 26.50 feet to a point; thence continuing along said right-of-way line, North 71° 13’ 03” West a distance of 147.78 feet to a point on a curve to the left having a radius of 886.57 feet; thence continuing along said right-of-way line 99.61 feet along the arc of said curve through a central angle of 06° 26’ 14”, the long chord of which bears North 74° 26’ 10” West – 99.55 feet to a point; thence continuing along said right-of-way line, North 77° 39’ 17” West a distance of 12.66 feet to a point of a curve to the right having a radius of 20.00 feet; thence continuing along said right-of-way line, 45.65 feet along the arc of said curve, through a central angle of 130° 46’ 58” (formerly 128° 39’ 31”) the long chord of which bears North 12°16’ 07” West – 36.37 feet (formerly North 13°19’ 36” West 36.05 feet) to the Point of Beginning

Tract 3

A parcel of land being a portion of the north half of Section 5, Township 2 North, Range 10 East of the Boise Meridian, Elmore County, Idaho more particularly described as follows:

Commencing at a brass cap monument marking the corner common to Sections 32 and 33, Township 3 North, Range 10 East and Sections 4 and 5, township 2 North, Range 10 East; thence South 00° 06’ 43” West a distance of 720.36 feet along the line common to said Sections 4 and 5; thence leaving said Section line South 46 °31’ 18” West a distance of 1169.86 feet to the True Point of Beginning, said point being the most easterly corner of Lot 5, Block 3 of Ballantyne Camp No. 4; thence along the boundary of said Ballantyne Camp Subdivision No. 4, the following courses and distances:
South 53° 52’ 20” West 122.16 feet (formerly South 53°41’ 35”  West 122.40 feet); thence South 59°34’ 06” West 94.05 feet (formerly South 59° 32’ 05” West 94.02 feet); thence South 64° 28’ 52” West 205.01 feet (formerly South 64° 37’ 05” West 205.18 feet); thence South 77° 28’ 27” West 83.70 feet (formerly South 77°28’ 45” West 82.71 feet); thence North 47°41’ 13” West 154.78 feet (formerly North 47° 40’  55” East 153.81 feet); thence North 82° 42’ 25” West 123.06 feet (formerly North 82° 34’ 07” West 125.25 feet); thence North 27°43’ 33” West 38.49 feet (formerly North 27° 14’ 15” West 38.16 feet); thence South 58°31’ 46” West 49.59 feet (formerly South 58°31’ 45” West 116.16 feet (formerly North 63°37’ 30” West 116.16 feet); thence North 12° 17’ 18” West 61.17 feet (formerly North 13° 17’ 00” West 51 71 feet) to the most westerly corner of said Ballantyne Camp Subdivision No. 4; thence leaving said Subdivision boundary North 13° 17’ 18” West  a distance of 36.81 feet (formerly North 131°.17’ 00” West 36.96 feet) to a point on the Southeasterly right-of-way line of the County Road (Pine-Featherville Highway); thence 68.42 feet along the arc of a 5789.58 foot radius curve to the left, through a central angle of 00°39’ 34”, the chord of which bears South 68 2554 feet to a point on the high water line of the Left Bank of the South Fork of the Boise River; thence along said high water line of the south Fork of the Boise River South 08° 25’ 14” West a distance of 157.79 feet: thence South 14°29’ 48” West a distance of 73.91 feet: thence 4.31 feet  leaving the high water line of the South Fork of the Boise River, South 89°49’ 59” East a distance of 222.59 feet; thence South 00°16’ 25” East a distance of 664.31 feet to a point on the north-south mid-section line of said Section 5; thence along said mid-section line South 89°49’ 19” East a distance of 1900.02 feet (formerly South 89°52’ 30” East ) to the East one quarter corner of said Section 5; then along the East line of said Section 5 North 00°06’ 43” East a distance of 1908.85 feet (formerly North 00°03’ 00” West 1909.29 feet); thence North 83°14’ 13” West a distance of 477.34 feet (formerly North 83°13’ 21” West 466.16 feet) to a point on the Southeasterly right-of-way of the County Road (Pine Featherville Highway); thence along said right-of-way line of 19.87 feet along the arc of a 6072.11 foot radius curve to the through a central angle of 00°11’ 15” the chord of which bears South 55°06’ 33” West 19.86 feet; thence continuing along said right-of-way line ,South 56°21’ 18” West a distance of 424.48 feet; thence 614.41 feet along the arc of a 5754.48 foot radius curve to the left through a central angle of 06°07’ 03”, the chord of which bears South 59°24’ 48” West, 614.12 feet; thence leaving to the northwest corner of Lot 5 Block 1 Ballantyne Camp Subdivision No. 4; thence along the boundary line of said Ballantyne Camp subdivision No. 4 along the following courses and distances: South 83°47’ 18” East, 85.34 feet ( formerly South 83°51’ 05” East 85.25 feet); thence South 70°26’ 22” East 96.44 feet (formerly South 70°21’ 35” East, 96.17 feet); thence South 59°28’ 58” East 94.88 feet (formerly 58° 32” 05” East 95.18 feet); thence South 52° 30’ 33” East 173.97 feet (formerly South 53° 53’ 35” East 173.91 feet) ; thence South 19° 24’ 56” East 35 .19 feet (formerly South 19°24’ 07” East 35.16 feet): thence South 66°44’ 20” East 103.75 feet (formerly South 66°43’ 45” East 103.77 feet) to the Point of Beginning.

Schedule 3.1.3

WATER RIGHTS

Any and all of Seller’s right, title, and interest in and to:

•	Water Right No. 63-4327 (decreed as disallowed in SRBA)
•	Water Right No. 63-8206
•	Water Right No. 63-8207
•	Water Right No. 63-11051
•	Water Right No. 63-11053
•	Water Right No. 63-27144
•	Water Permit No. 63-11439
•
Any and all rights, entitlement, and interests associated with the cold water well at the site of common boundary between the SE1/4NE1/4 and NE1/4NE/14 of Section 5, Township 2 North, Range 10 East, Boise Meridian

•	Contract No. 2-07-10-W0943 (Industrial Water Service Contract with the U.S. Department of Interior, Bureau of Reclamation)

Water Rights and Permits held in Paradise Homeowners’ Association, Inc.’s name;
•	Water Right No. 63-4221
•	Water Right No. 63-10559
•	Water Right No. 63-10560
•	Water Permit No. 63-12316
•	Water Permit No. 63-12317
•	Water Permit No. 63-31526
•	Water Permit No. 63-32016
•
Any and all other rights, title and interests of Trinity Springs, Ltd. to use or control water, including those associated with Paradise Lodge and Paradise Subdivision and those held in the name of Paradise Homeowners’ Association.

 Schedule 3.1.4

CONTRACTS

The list of all contracts is attached.

Contracting Parties	Description

United State Department of the Interior Bureau of Reclamation	Water Service Contract No. 2-07-10-W0943 dated August 24, 1992

Wells Fargo Insurance Services USA, Inc.	Commercial Package Policy

Schedule 3.1.5

PREPAID EXPENSES

The list of all prepaid expenses in which Seller have paid amounts to other vendors and shall receive services or goods after Closing is as follows:

VENDOR NAME	AMOUNT PAID	DATE PAID	FUTURE SERVICES TO BE PROVIDED	FUTURE GOODS TO BE PROVIDED
Wells Fargo Insurance Services USA, Inc.	$14,710.00	12/14/10	Commercial Package Insurance Policy coverage through 2/21/11
Bureau of Reclamation	$20,396.89	10/27/10	Exchange of water from Anderson Ranch Reservoir for commercial use. Paid through 9/1/2011

Schedule 3.1.6

RECEIVABLES

A list of Receivables (including amounts due on account, amounts due on promissory notes, and other amounts due to Seller) as of Closing is as follows:

None.

Schedule 3.1.8

INVENTORY

A schedule of all Inventory is attached.

None.

Schedule 3.1.9

LICENSES AND PERMITS

A list of all licenses and permits is set forth below, and copies of the licenses and permits are attached.

See water rights on Schedule 3.1.3.

Schedule 3.1.10

INTELLECTUAL PROPERTY

A list or reproduction of all of Seller’ copyrights, trademarks, applications for copyrights and trademarks, logos, graphics that identify the Business, and all licenses, sublicenses and agreements relating to Intellectual Property is as follows:

Service mark or Trademark	Country	Registration No.	Registration Date
TRINITY SPRINGS	USA	1,839,569	6/14/1994
PUT THE BEST WATER IN YOUR BODY	USA	3,095,696	5/23/2006
TRINITY ENHANCED	USA	3,093,310	5/16/2006

Domain Names	Provider	Account No.	Expiration Date
TRINITY ENHANCED.COM	Network Solutions	32448250	4/26/11
TRINITYSPRINGS.COM	Network Solutions	32448250	4/22/11

.

 Schedule 3.2.3

SCHEDULED LIABILITIES

The list of all liabilities which may be a charge against any Asset is attached.

None.

Schedule 3.3.2

PERSONAL USE PROPERTY

The Personal Use Property retained by Seller is listed as follows:

None.

Schedule 4.5

CLEAR TITLE TO ASSETS

The exceptions to the representation and warranty relating to clear title of assets, Section 4.5, are as follows:

As of the Effective Date there exist encumbrances that will be paid pursuant to Section 2.6 of the Restated Purchase Agreement.  As of Closing, there will be nothing to disclose.

Schedule 4.8

HAZARDOUS MATERIAL

The exceptions to the representation and warranty relating to Hazardous Material, Section 4.8, are as follows:

Nothing to disclose.